EXHIBIT 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER
AND CHIEF FINANCIAL OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TOSECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Each of the undersigned officers of the registrant hereby certifies, to such officer’s knowledge, that the registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2010 fully complies, in all material respects, with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, and all information contained in such report fairly presents, in all material respects, the registrant’s financial condition and results of operations.

Date: May 17, 2010

/s/ Jinyuan Li

Jinyuan Li
Chief Executive Officer and President
(Principal Executive Officer)

Date: May 17, 2010

/s/ Manbo He

Manbo He
Chief Financial Officer
(Principal Financial and Accounting Officer)